EISNERAMPER

INFORM, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2018 and 2017

INFORM, INC.

Contents

EisnerAmper LLP
111 Wood Avenue South
Iselin, NJ 08830-2700
T 732.243.7000
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www.eisneramper.com

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
Inform, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Inform, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, stockholders' deficit, and cash flows for each of the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

EISNERAMPER

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inform, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has experienced recurring net losses, cash outflows from operating activities, and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

EisnerAmper LLP

EISNERAMPER, LLP
Iselin, New Jersey
March 31, 2020

INFORM, INC.

Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS		
Current assets:		
Cash	$ 424	$ 367,679
Accounts receivable, net of allowances of $49,637 and $25,000, respectively	2,291,852	4,555,811
Prepaid expenses and other current assets	60,929	233,157
Total current assets	2,353,205	5,156,647
Property and equipment, net	91,153	165,903
Intangible assets, net	-	169,900
Other assets	71,040	70,910
Total assets	$ 2,515,398	$ 5,563,360
LIABILITIES AND STOCKHOLDERS' DEFICIT		
Current liabilities:		
Current portion of convertible notes payable, net of unamortized discount of $165,910 and $0, respectively	$ 14,521,090	$ 10,412,000
Note payable for acquisition consideration	1,400,000	1,400,000
Due to factor	1,370,739	3,069,877
Notes payable	1,582,605	367,605
Note payable with related party	467,224	467,224
Accrued interest	4,776,583	3,038,029
Accounts payable	10,192,975	7,766,845
Accrued liabilities	592,457	877,407
Deposit – preferred stock	469,413	6,876
Total current liabilities	35,373,086	27,405,863
Long-term portion of convertible notes payable, net of unamortized discount of $0 and $1,967,541, respectively	-	2,307,459
Total liabilities	35,373,086	29,713,322
Stockholders' deficit:		
Series A1 preferred stock, par value $0.001 per share, 20,000,000 shares authorized; 13,350,200 shares issued and outstanding, and with a liquidation preference of $33,375,500	13,305	13,305
Common stock, $0.001 par value per share, 30,000,000 shares authorized; 120,687 and 120,687 shares issued and outstanding, respectively	121	121
Additional paid-in capital	39,893,604	39,573,943
Accumulated deficit	(72,764,718)	(63,737,331)
Total stockholders' deficit	(32,857,688)	(24,149,962)
Total liabilities and stockholders' deficit	$ 2,515,398	$ 5,563,360

The accompanying notes to the financial statements are an integral part of these statements

INFORM, INC.

Statements of Operations

	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenue	**$ 8,225,972**	$ 17,165,428
Cost of revenue	**6,957,551**	13,014,245
Gross profit	**1,268,421**	4,151,183
Selling, general and administrative expenses	**6,463,265**	11,751,160
Operating loss	**(5,194,844)**	(7,599,977)
Other income (expense):		
(Loss)/gain on disposal of property and equipment	**(15,870)**	6,014
Interest expense, net	**(3,812,438)**	(3,084,290)
Total other expense	**(3,828,308)**	(3,078,276)
Net loss before taxes	**(9,023,152)**	(10,678,253)
Income tax expense	**4,235**	3,828
Net loss	**$ (9,027,387)**	$ (10,682,081)

The accompanying notes to the financial statements are an integral part of these statements

INFORM, INC.

Statements of Stockholders' Deficit

	Series A1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2017	13,350,200	$ 13,305	120,687	$ 121	$ 36,127,998	$ (53,055,250)	$ (16,913,826)
Share-based compensation	-	-	-	-	507,391	-	507,391
Warrants issued in relation to convertible note payable	-	-	-	-	2,938,554	-	2,938,555
Net loss	-	-	-	-	-	(10,682,081)	(10,682,081)
Balance, December 31, 2017	13,350,200	13,305	120,687	121	39,573,943	(63,737,331)	(24,149,962)
Share-based compensation	-	-	-	-	319,661	-	319,661
Net loss	-	-	-	-	-	(9,027,387)	(9,027,387)
Balance, December 31, 2018	**13,350,200**	**$ 13,305**	**120,687**	**$ 121**	**$ 39,893,604**	**$ (72,764,718)**	**$ (32,857,688)**

INFORM, INC.

Statements of Cash Flows

	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash flows from operating activities:		
Net loss	$ (9,027,387)	$ (10,682,081)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Depreciation	58,076	96,181
Provision for doubtful accounts	42,014	32,791
Amortization of software and website development costs	169,900	610,483
Amortization of debt discount on convertible notes	1,801,632	979,392
Gain on settlements	(288,986)	-
Loss (gain) on sale of property and equipment	15,870	(6,013)
Share-based compensation	319,661	507,391
Changes in assets and liabilities:		
Accounts receivable	2,221,945	4,293,157
Prepaid expenses and other assets	172,098	234,841
Accounts payable and accrued liabilities	4,168,719	1,147,495
Net cash used in operating activities	(346,458)	(2,786,363)
Cash flows from investing activities:		
Proceeds from sale of property and equipment	804	4,425
Purchases of property and equipment	-	(17,944)
Net cash provided by (used in) investing activities	804	(13,519)
Cash flows from financing activities:		
Payments through factoring arrangement	(1,699,138)	(1,962,911)
Proceeds from convertible notes payable	840,000	4,425,000
Proceeds from notes payable	375,000	-
Proceeds from preferred stock deposits	462,537	6,876
Net cash (used in) provided by financing activities	(21,601)	2,468,965
Net change in cash and cash equivalents	(367,255)	(330,917)
Cash and cash equivalents, beginning of year	367,679	698,596
Cash and cash equivalents, end of year	$ 424	$ 367,679
Noncash activities:		
Warrants issued in relation to convertible notes payable	$ -	$ 2,938,554
Extinguishment of vendor debt	$ 288,986	$ -
Supplementary cash flow information:		
Cash paid for interest	$ -	$ -

The accompanying notes to the financial statements are an integral part of these statements

NOTE A - NATURE OF BUSINESS

Inform, Inc. (the "Company") headquartered in Atlanta, Georgia, is a syndicator of video to the Associated Press's member and associated member companies. Partnering with content producers, the Company serves the online news market in aggregating and distributing news video through arrangements with content and distribution partners throughout the United States of America.

NOTE B - GOING CONCERN

At December 31, 2018, the Company had cash of $424, a working capital deficiency of $33,019,881, and an accumulated deficit of $72,764,718. Additionally, the Company has incurred losses since its inception as infrastructure and development costs were incurred in advance of obtaining customers. These conditions raise substantial doubt about its ability to continue as a going concern.

Management has taken several actions to ensure that the Company will continue as a going concern through March 31, 2021, as further discussed in Note N, Subsequent Events. Management intends to raise additional equity or debt, including convertible debt, during the year which will enable the Company to continue as a going concern through March 31, 2021. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Accounting principles:

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Financial Accounting Standards Board ("FASB") has established the Accounting Standards Codification ("ASC") as the source of authoritative accounting principles to be applied in the preparation of financial statements in accordance with GAAP.

[2] Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. Actual results could differ from those estimates.

[3] Fair value measurements:

For all financial instruments, assets, and liabilities required to be recognized or disclosed at fair value on a recurring basis, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a fair value hierarchy which gives the highest priority to observable inputs such as quoted prices in active markets for identical assets or liabilities (Level 1), the next highest priority to inputs from observable data and other than quoted prices (Level 2), and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[4] Cash:

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Such investments are stated at cost, which approximates fair value. The Company maintains its cash in bank deposit accounts, which at times exceed the Federal Deposit Insurance Corporation insurance limits. The Company has not experienced losses in such accounts and does not believe it is exposed to any significant credit risk.

[5] Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated lives of the assets ranging from three to seven years.

[6] Accounts receivable:

The Company reports receivables at net realizable value. In the normal course of business, the Company extends unsecured credit to its customers, with no collateral requirements. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance. As of December 31, 2018 and 2017, management has determined that an allowance of $49,637 and $25,000 was necessary, respectively.

[7] Revenue recognition:

Revenue is generated from display advertising on a cost per impression basis that enables advertisers to pay based on the number of times advertisements are displayed through online publishers that the Company has revenue sharing arrangements with for the use of the publisher's distribution services. The Company evaluates each contract to determine the appropriate accounting and revenue recognition including: (1) whether an arrangement exists; (2) whether fees are fixed or determinable; (3) whether services under the arrangement have been delivered; (4) whether the arrangement should be reported gross as a principal versus net as an agent; and (5) whether collection is reasonably assured, which inherently requires the Company to evaluate the creditworthiness of its customers. Changes in judgments on these assumptions could materially impact the timing or amount of revenue recognition.

[8] Cost of revenue:

Cost of revenue generally consists of the cost of hosting fees and revenue sharing expense with content providers and publishers that provide distribution services.

[9] Advertising costs:

The Company expenses advertising costs as they are incurred. Advertising expense charged to operations totaled $1,822 and $2,894 for the years ended December 31, 2018 and 2017, respectively. Advertising expense is reported under selling, general and administrative expenses in the accompanying statements of operations.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[10] Concentrations:

The Company generates revenues from various customers. During the year ended December 31, 2018, sales from two customers represented approximately 49% of revenue. These customers represented approximately 73% of outstanding accounts receivable as of December 31, 2018. During the year ended December 31, 2017, sales from three customers represented approximately 60% of revenue. These customers represented approximately 67% of outstanding accounts receivable as of December 31, 2017. During the years ended December 31, 2018 and 2017, no other customers represented greater than 10% of revenues. During the years ended December 31, 2018 and 2017, no vendors represented greater than 10% of services.

[11] Intangible assets:

The Company recognizes specifically identifiable intangible assets when a specific right or contract is acquired. Finite-lived intangible assets are amortized on the straight-line basis over the lesser of the underlying contractual or estimated useful lives.

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. During the years ended December 31, 2018 and 2017, no impairment loss was recorded related to intangible assets.

[12] Capitalized software and website development costs:

The Company capitalizes eligible costs to develop internal-use software and websites that are incurred subsequent to the preliminary project stage through the development stage. The estimated useful life of costs capitalized is evaluated for each specific project. Actual economic lives may differ from estimated useful lives. Periodic reviews could result in a change in estimated useful lives and therefore amortization expense in future periods.

[13] Share-based compensation:

The Company accounts for its stock compensation arrangements at fair value. Fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton Model. The calculated fair value is recognized as expense over the requisite service period using the straight-line method. Share-based compensation is included in selling, general and administrative expenses in the accompanying statements of operations.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[14] Income taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is created for deferred tax assets unless it is considered more likely than not that deferred tax assets will be realized. The Company's tax returns are subject to examination for the years of 2012 - 2018. Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2018 and 2017.

[15] New accounting pronouncements:

In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, *Revenue from Contracts with Customers*. ASU 2014-09 will eliminate transaction and industry-specific revenue recognition guidance under current GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU No. 2015-14, *Revenue from Contracts with Customers: Deferral of Effective Date*, to defer the effective date of ASU 2014-09 for all entities by one year. ASU 2014-09 is therefore effective for annual reporting periods beginning after December 15, 2018. Early application is permitted for annual reporting periods beginning after December 15, 2016. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company anticipates transitioning to the standard using the cumulative-effect adjustment and does not expect the adoption to have a material impact on the financial statements.

The FASB's new leases standard, ASU No. 2016-02, *Leases (Topic 842)*, was issued on February 25, 2016. ASU 2016-02 is intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets referred to as "Lessees" to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. An organization is to provide disclosures designed to enable users of financial statements to understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements concerning additional information about the amounts recorded in the financial statements. Under the new guidance, a Lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a capital or operating lease.

However, unlike current GAAP which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases (i.e. operating and capital) to be recognized on the balance sheet. The FASB lessee accounting model will continue to account for both types of leases. The capital lease will be accounted for in substantially the same manner as capital leases are accounted for under existing GAAP. The operating lease will be accounted for in a manner similar to operating leases under existing GAAP, except that lessees will recognize a lease liability and a lease asset for all of those leases.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[15] New accounting pronouncements: (continued)

The new lease standard also provides practical expedients for an entity's ongoing accounting. These include a short-term lease recognition exemption under which the Company would not need to recognize the right of use ("ROU") assets or lease liabilities, including not recognizing ROU assets or lease liabilities for existing short-term leases. There is also a practical expedient to not separate lease and non-lease components for certain classes of assets (office buildings).

The leasing standard will be effective for fiscal years beginning after December 15, 2019. Early application is permitted. See Note J for the Company's current lease commitments. The Company is currently in the process of evaluating the impact that this new leasing ASU will have on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13 ("ASU 2016-13"), *Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments*. This ASU significantly changes how entities will account for credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The provisions of this ASU, and subsequent ASUs that were issued to clarify its application, are effective for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, and are to be applied using a prospective approach with a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. We will adopt ASU 2016-13 on January 1, 2023. The presentation of credit losses for periods prior to January 1, 2023 will remain unchanged and in accordance with *Receivables (Topic 310)*. We do not expect the adoption of this ASU or its application in future periods to have a material effect on our financial statements.

In June 2018, the FASB issued ASU No. 2018-07, *Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting*. This amendment modifies the accounting requirements on share-based payments for acquiring goods or services from nonemployees. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that this new guidance will have on its related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, *Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement*. This amendment modifies the disclosure requirements on fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that this new guidance will have on its related disclosures.

NOTE D - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment as of December 31, 2018 and 2017:

	2018	2017
Computers and equipment	$ 186,903	$ 198,057
Software	10,163	10,163
Leasehold improvements	7,477	7,477
Furniture and fixtures	229,543	262,352
Total property and equipment	434,086	478,049
Less: accumulated depreciation	(342,933)	(312,146)
Property and equipment, net	$ 91,153	$ 165,903

Depreciation expense totaled $58,076 and $96,181 for the years ended December 31, 2018 and 2017, respectively.

NOTE E - INTANGIBLE ASSETS

The Company amortizes intangible assets with finite lives on a straight-line basis over their estimated useful lives as follows:

Capitalized software and website development costs	2 years
Acquired technology	3 years

On May 29, 2015, pursuant to the terms of an asset purchase agreement, the Company acquired substantially all of the assets of Reverb, a developer of personalization, recommendation and mobile technologies, in order to enhance its digital media exchange offering. Amounts recognized as assets as of the acquisition date included developed technology of $2,973,498, which had been assigned an estimated useful life of three years. Prior to January 1, 2017, the value of the technology was fully impaired and no further economic value is associated with the assets.

The carrying amount of the intangible assets as of December 31, 2018 and 2017 is as follows:

	2018	**2017**
Developed technology	**$ 1,558,712**	$ 1,558,712
Acquired technology	**2,973,498**	2,973,498
Intangible technology assets	**4,532,210**	4,532,210
Less: accumulated amortization	**(4,532,210)**	(4,362,310)
Intangible assets, net	**$ -**	$ 169,900

Amortization expense on intangible assets totaled $169,900 and $578,771 for the years ended December 31, 2018 and 2017, respectively.

The Company has capitalized certain development costs associated with both the Company's software related to certain video player technology as well as the Company's website. During the year ended December 31, 2018, the Company capitalized $0 of such development costs. As of December 31, 2018 and 2017, a total of $0 and $169,900, respectively, of remaining unamortized development costs is reported on the Company's balance sheet. During the year ended December 31, 2018, the Company recognized $169,900 of amortization expense with regards to these capitalized development costs. The useful life over which these capitalized development costs are being amortized is 24 months.

NOTE F - DEBT AND WARRANTS

[1] Convertible notes payable:

During the period from December 2014 through December 31, 2018, the Company issued convertible notes payable as follows: $1,300,000 during the year ended December 31, 2014, $7,062,000 during the year ended December 31, 2015, $2,050,000 during the year ended December 31, 2016, $4,275,000 during the year ended December 31, 2017, and $0 during the year ended December 31, 2018. The convertible notes accrue interest at 10% per annum. The principal, together with all accrued and unpaid interest, is due and payable in full on the earliest of (i) various dates during 2018, (ii) immediately prior to the closing of a sale or merge of the Company, or (iii) the occurrence of an event of default. The convertible notes payable are subordinate to the factoring agreement described in Note F[3].

As of the date of these financial statements, the convertible notes have not been paid nor converted.

NOTE F - DEBT AND WARRANTS (CONTINUED)

[1] Convertible notes payable: (continued)

According to GAAP, proceeds from the sale of debt instruments with stock purchase warrants (detachable call options) shall be allocated to the two elements based upon the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance. The portion of the proceeds allocated to the warrants shall be accounted for as additional paid-in capital and recorded as a debt discount and be charged to interest expense over the life of the convertible note. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. Also, any embedded conversion features present in the convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. As discussed above, the conversion feature and warrants on the convertible debt are related to either a) common stock or b) Series A1 preferred stock.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes-Merton model that uses the assumptions noted in the table below. Because the Black-Scholes valuation model incorporates ranges of assumptions for inputs, those ranges are disclosed. Using the Black-Scholes-Merton model, the warrants issued during the years ended December 31, 2018 and 2017, had a relative fair value of $0 and $2,946,932, respectively, which was recorded as a discount to the convertible notes payable and as additional paid-in capital, and which will be amortized to interest expense over the expected term of the related convertible notes payable. The Company estimates volatility based on a comparable market index and has calculated the historical volatility for the index for a period of time that corresponds to the expected term of the warrant. The expected term is calculated using the expected life of the award. The risk-free rate for periods within the contractual life of the warrant is based on the U.S. Treasury yield curve in effect at the time of the grant.

The assumptions used to calculate fair value of warrants granted are as follows for the years ended December 31, 2018 and 2017:

	2018	2017
Fair value of common stock	$ 0.42	$ 0.42
Fair value of Series A1 preferred stock	$ 2.50	$ 2.50
Expected dividend yield	0.00%	0.00%
Risk-free interest rate		
Expected life in years	7	7
Expected volatility	60.96%	61.41% - 62.31%

[2] Note payable for acquisition consideration:

On May 29, 2015, the Company acquired the assets of Reverb. In connection with this acquisition, the Company entered into a promissory note with Reverb for a total of $1,450,000. The note, which is noninterest bearing, matured on August 27, 2015. During the year ended December 31, 2015, the Company made payments of $50,000 on this principal amount. In accordance with the terms of the note, as the Company failed to pay the remaining principal amount of $1,400,000 by the maturity date, this note is in default as of December 31, 2015, and Reverb may declare immediately due and payable the entire principal balance. As of the date of the issuance of these financial statements, no indemnification claims have been made by the Company. The note payable for acquisition consideration is subordinate to the factoring agreement described in Note F[3].

NOTE F - DEBT AND WARRANTS (CONTINUED)

[3] Factoring agreement:

During 2016, the Company entered into a factoring agreement with Fast Pay Partners LLC ("Fast Pay"). Under the factoring agreement, Fast Pay will from time to time purchase receivables from the Company up to a maximum of $7,000,000. Upon receipt of any advance under the factoring agreement, the Company will have sold and assigned all of their rights in such receivables and all proceeds thereof to Fast Pay, with full recourse. The factoring fee for receivables bought under the factoring agreement is 0.8% of the gross value of the invoice for the initial 30 day period, plus an additional fee of 0.8% prorated daily on the gross value of the invoiced amount outstanding, commencing on day 30, if the receivable remains outstanding by the debtor. The factoring agreement is collateralized by the accounts receivables of the Company. The balance due to the factor totaled $1,370,739 and $3,069,877 as of December 31, 2018 and 2017, respectively.

Trade receivables factored amounted to $1,699,138 and $1,962,911 during the years ended December 31, 2018 and 2017, respectively. Factoring fees paid under this arrangement were $282,838 and $421,882 during the years ended December 31, 2018 and 2017, respectively, and are included in interest expense, net.

[4] Notes payable:

On May 29, 2015, the Company agreed to issue a vendor a promissory note for amounts owed of $367,605. This note bears interest at 6% per annum commencing on May 1, 2015. The balance due for this note as of December 31, 2018 and 2017 was $367,605. Accrued interest for the note as of December 31, 2018 and 2017 was $80,873 and $58,817, respectively.

On June 26, 2018, the Company agreed to issue another vendor a promissory note for amounts owed of $400,000. This note bears interest at 6.5% per annum commencing on June 1, 2018. The balance due for this note as of December 31, 2018 was $375,000. Accrued interest for the note as of December 31, 2018 was $14,598.

At various dates in 2018, the Company entered into notes payable agreements totaling $840,000 (the "Bridge Notes"). The Bridge Notes bear interest at 10% per annum. The principal, together with all accrued and unpaid interest, is due and payable in full on the earlier of (i) the closing a potential credit facility with Bright Mountain Media, Inc. (see Note N), or (ii) 24 months following the issuance of the notes. Whether or not the credit facility closes as contemplated, the Bridge Notes shall be repaid upon the maturity date with an additional 2 times premium.

The notes payable are subordinate to the factoring agreement described in Note F[3].

[5] Note payable with related party:

In December 2014, an executive of the Company advanced the Company $469,912 for the purpose of the Company obtaining working capital. On January 29, 2015, the Company entered into a promissory note with the related party which included the $469,912 advance as of December 31, 2014. The note payable for a total of $943,149 accrues interest at 10% per annum, and $475,000 was repaid upon the closing of the previous loan agreement. The principal of $467,224 as of December 31, 2018 and 2017, together with all accrued and unpaid interest, is due and payable in full on the earliest of (i) the mutual agreement between the Company and the holder, (ii) immediately prior to the closing of a sale or merge of the Company, or (iii) the occurrence of an event of default. The note payable with related party is subordinate to the factoring agreement described in Note F[3].

NOTE F - DEBT AND WARRANTS (CONTINUED)

[6] Maturities:

The maturities of all debt outstanding at December 31, 2018 are as follows:

2019	$18,136,829
2020	-
Total	$18,136,829

[7] Warrants:

At December 31, 2018 and 2017, there was a total of 4,400,238 and 4,392,238, respectively, warrants outstanding to purchase preferred stock. There were 8,000 and 2,331,880 warrants to purchase preferred stock issued during the years ended December 31, 2018 and 2017, respectively. All such warrants to purchase preferred stock were issued as part of convertible notes.

At December 31, 2018 and 2017, there were totals of 4,828,126 warrants outstanding to purchase common stock. Of these warrants, 0 and 4,282,109 were issued during the years ended December 31, 2018 and 2017, respectively, and these warrants were exercisable upon issuance.

These warrants are not mandatorily redeemable, do not obligate the Company to repurchase its equity shares by transferring assets or issue a variable number of shares and expire beginning in 2018 through 2025.

NOTE G - STOCKHOLDERS' DEFICIT

As of December 31, 2018 and 2017, the Board of Directors has authorized for issuance 50,000,000 shares, of which 30,000,000 shares of stock are designated as common stock, with a par value of $0.001 per share and 20,000,000 shares of stock are designated as preferred stock with a par value of $0.001 per share, all of which shall be designated Series A1 preferred stock.

Each holder of Series A1 preferred stock shall be entitled to non-cumulative cash dividends at a rate of 8% per annum on the original issue price, as, and if, declared by the Board of Directors of the Company. There were no dividends declared or accrued as of or for the years ended December 31, 2018 and 2017. In the event of a liquidation event, dissolution, or winding up of the Company, the holders of Series A1 preferred stock shall be entitled to be paid an amount equal to $2.50, the original issue price, plus any accrued but unpaid dividends. Any distribution or payment shall be made first to Series A1 preferred stockholders and then to common stockholders, collectively on a pro rata basis.

Each holder of Series A1 shall be entitled to the number of votes equal to the number of common shares into which shares the Series A1 could be converted. Any shares of Series A1 preferred stock may be converted at any time into fully paid nonassessable shares of common stock. The Series A1 preferred stock is convertible into common stock, at the holder's option, at an initial conversion price equaling the original issue price of the Series A1 preferred stock which may be subject to adjustment for diluting issues. Each share of Series A1 preferred stock shall be automatically converted into common stock at the then effective conversion price upon a qualified initial public offering of the Company or upon election of the holders of a majority of the outstanding shares of Series A1 preferred stock.

The Company accepted funds from investors for the issuance of a to-be created Series B of preferred stock. The Company did not create the preferred stock series and has included within the liabilities the amount for which funds were received and the shares to be issued. As of December 31, 2018 and 2017, the amount of funds received for this series of preferred stock were $469,413 and $6,876, respectively. As discussed in Note N - Subsequent Events, the value of these liabilities were converted into shares of the acquirer company.

NOTE H - STOCK OPTIONS AND SHARE-BASED COMPENSATION

The Company's 2008 Stock Incentive Plan (the "2008 Plan"), which is shareholder-approved, was amended and restated during 2015. This amended and restated plan permits the grant of stock options to its employees for up to 7,681,897 shares of unissued common stock. These options give the holders of the options the right to purchase shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based on four years of continuous service and have ten-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control, as defined in the 2008 Plan.

In addition to the Company's 2008 Plan, the Board of Directors approved a grant to an executive of the Company a non-plan stock option to purchase 527,372 shares of common stock in January 2014. The options are nonqualified stock options of which 25% of the shares subject to the option were immediately vested and exercisable and 1/36th of the remaining shares subject to the option shall vest and become exercisable monthly over three years commencing on the date of grant, subject to the executive continuing to provide services to the Company. The options granted to the executive of the Company have a ten-year contractual term and shall become 100% fully vested upon a change of control.

The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model that uses the assumptions noted in the following table. Because the Black-Scholes valuation model incorporates ranges of assumptions for inputs, those ranges are disclosed. The Company estimates volatility based on a comparable market index and has calculated the historical volatility for the index for a period of time that corresponds to the expected term of the option. The expected term is calculated using the simplified method which averages the vesting term and the contractual life of the award. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The assumptions used to calculate fair value of options granted are as follows for the years ended December 31, 2018 and 2017:

	2018		2017	
Exercise price	$	0.01	$	0.84
Fair value of common stock	$	0.01	$	0.42
Expected dividend yield		0.00%		0.00%
Risk-free interest rate		3.13%		2.34% - 2.40%
Expected life in years		7.00		7.00
Expected volatility		58.5%		61.42% - 61.61%
Forfeiture rate		0.00%		0.00%

NOTE H - STOCK OPTIONS AND SHARE-BASED COMPENSATION (CONTINUED)

A summary of stock option activity for the years ended December 31, 2018 and 2017 is as follows:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term
Outstanding at January 1, 2017	6,746,432	$1.22	
Granted	3,004,508	0.84	
Exercised	-	-	
Forfeited or expired	(998,590)	0.85	
Outstanding at December 31, 2017	8,752,350	1.13	5.9
Granted	575,113	0.01	
Exercised	-	-	
Forfeited or expired	(858,732)	0.84	
Outstanding at December 31, 2018	8,468,731	$1.09	5.9
Exercisable at December 31, 2018	6,310,739	$1.25	5.9

The weighted-average grant-date fair value of options granted during the years ended December 31, 2018 and 2017 was $0.01 and $0.18, respectively.

There were 1,362,598 stock options available for grant under the 2008 Plan as of December 31, 2018.

NOTE I - INCOME TAXES

The provision for income taxes consists of the following for the years ended December 31, 2018 and 2017:

	2018	2017
Deferred:		
Federal	$ -	$ -
State	-	-
	$ -	$ -
Current:		
Federal	$ -	$ -
State	4,235	3,828
	$ 4,235	$ 3,828

NOTE I - INCOME TAXES (CONTINUED)

Temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 2018 and 2017 are as follows:

	2018	2017
Deferred tax assets:		
Net operating loss carryforwards	$ 13,826,360	$ 18,607,602
Depreciation	193,916	311,614
Intangible amortization	809,723	1,277,758
Discount on debt and amortization	(131,413)	(267,288)
Stock-based compensation	1,275,276	1,991,857
Accrued salary and expenses	-	397,058
Other	37,396	73,471
Total deferred tax asset	16,011,258	22,392,072
Valuation allowance	(16,011,258)	(22,392,072)
Total deferred tax asset	$ -	$ -

The major item that causes the effective tax rate to differ from the federal statutory rate is the recording of a valuation allowance against the deferred tax benefit.

Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, management considers all available positive and negative evidence affecting specific deferred tax assets, including the Company's past and anticipated future performance, the reversal of deferred tax liabilities, the length of carryback and carryforward periods, and the implementation of tax planning strategies.

For the years ended December 31, 2018 and 2017, management has determined that, based on all available evidence, a valuation allowance of $16,011,258 and $22,392,072 is appropriate, respectively. The change in the valuation allowance from December 31, 2017 to December 31, 2018 was $6,380,814.

At December 31, 2018 and 2017, the Company had approximately $50,800,217 and $57,983,764, respectively, in net operating loss carryforwards for federal tax purposes. These net operating loss carryforwards begin to expire in 2031.

NOTE J - LEASES

For the years ended December 31, 2018 and 2017, the Company leased office space in Georgia under an operating lease arrangement that has an expiration date in November 2020. The future minimum payments required under the operating leases are as follows for the years ending December 31:

	Minimum Lease Commitments
2019	$ 374,697
2020	353,598
Total	$ 728,295

Rental expense totaled $430,205 and $821,753 for the years ended December 31, 2018 and 2017, respectively.

NOTE K - COMMITMENTS AND CONTINGENCIES

On October 12, 2015, the Company received a demand letter from an attorney representing the sellers of Reverb demanding that the Company pay the outstanding note payable (see Note G). As of the date these financial statements were available to be issued, the Company has not yet paid the amounts owed.

The Company from time to time is involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. The Company does not believe any such legal proceedings or claims will have, individually or in the aggregate, a material adverse effect on the business, results of operations, financial position, or cash flows. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the business.

When the Company reaches settlements with vendors relating to an outstanding liability, any gain or loss is recorded in selling, general and administrative expenses as a settlement. Gain on settlements of $288,986 and $0 were recorded during the years ended December 31, 2018 and 2017, respectively.

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID-19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

NOTE L - RETIREMENT PLAN

The Company has a 401(k) plan covering substantially all employees of the Company. The plan allows participants to make contributions from their compensation. The plan also permits the Company to make additional discretionary contributions. For the years ended December 31, 2018 and 2017, no amounts were contributed to the plan by the Company.

NOTE M - TRANSACTIONS WITH RELATED PARTIES

As discussed previously in Note G, at December 31, 2018 and 2017, the Company had a note payable with a related party.

NOTE N - SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 31, 2020, the date these financial statements were available to be issued. The following events were considered necessary for disclosure.

Subsequent to December 31, 2018, the Company borrowed $1,156,887 in the form on notes payable to fund operations. This borrowing was from Bright Mountain Media, Inc., as a down payment in connection with the merger discussed below.

In November 2019, the Company effectuated a transaction in which it spun-off a portion of the business into a company called News Distribution Network, Inc. ("NDN"). Shareholders and debt holders of Inform have the ability to stay with Inform or become shareholders or debt holders of NDN.

Effective November 18, 2019, the Company closed a previously announced Merger Agreement by and among Bright Mountain Media, Inc., a Florida corporation ("Bright Mountain Media"), and its wholly-owned subsidiary BMTM2, Inc., a Florida corporation (the "Merger Sub"). Bright Mountain Media agreed to issue up to an aggregate of 22,000,000 shares of its common stock (the "Total Consideration Shares") and warrants to purchase shares of NDN common stock. The value of the Total Consideration Shares is $33,000,000. In addition, the notes payable to Bright Mountain Media of $1,156,887 were considered part of the purchase price, for a total purchase price of $34,156,887. Each share of NDN's outstanding Series A1 Preferred Stock and common stock, shall be cancelled and extinguished and converted into the right to receive shares of Bright Mountain Media's common stock based upon a paid-in capital basis, and subject to a $1.75 conversion price of NDN's common stock. Bright Mountain Media agreed to assume up to $4,000,000 in accounts payable liabilities and assumed no other debt. The liabilities not assumed by Bright Mountain Media in the acquisition remain liabilities of the Company.